Exhibit 99.1

FOR IMMEDIATE RELEASE

Nu Skin Enterprises Reports First Quarter Revenue at High End of Guidance

PROVO, Utah — May 8, 2025 — Nu Skin Enterprises Inc. (NYSE: NUS) today announced first quarter revenue at the high end of its guidance range.

Executive Summary
Q1 2025 vs. Prior-year Quarter

Revenue	$364.5 million; (12.7)% • (3.0)% FX impact or $(12.3) million
Earnings Per Share (EPS)	$2.14 or $0.23 excluding Mavely gain and other charges compared to $(0.01) or $0.09 excluding restructuring charges
Customers	776,712; (11)%
Paid Affiliates	131,518; (15)%
Sales Leaders	31,036; (20)%

“We are pleased to achieve revenue at the high end of our guidance range and exceed our adjusted earnings forecast to start out the year,” said Ryan Napierski, Nu Skin president and CEO. “We drove year-over-year growth in Latin America and our Rhyz manufacturing segment, but we continue to experience consumer caution in premium beauty due to concerns such as inflation and tariffs in many parts of the world. Through 2025, we remain focused on building on our recent product launches and preparing for the preview of our Prysm iO intelligent wellness device in the back half of the year. This palm-sized device provides real-time insights into a customer's health, informing recommendations for product subscriptions and increasing customer satisfaction and loyalty. We are also laying the groundwork for expansion into India with a market pre-opening in Q4 and formal launch in mid-2026 and prioritizing our efforts to continue improving margins across the board.”

Nu Skin Enterprises Reports First Quarter 2025 Financial Results	page 2
Q1 2025 Year-over-year Operating Results

Revenue	$364.5 million compared to $417.3 million • (3.0)% FX impact or $(12.3) million
Gross Margin	67.8% compared to 70.5% • Nu Skin business was 76.7% compared to 76.9%
Selling Expenses	32.5% compared to 36.8% • Nu Skin business was 38.7% compared to 41.7%
G&A Expenses	31.1% or 28.9% excluding certain charges compared to 29.9%
Restructuring and Impairment Expenses	$25.1 million impairment compared to $7.3 million restructuring charges
Operating Margin	(2.7)% or 6.4% excluding impairment and other charges compared to 2.1% or 3.8% excluding restructuring charges
Interest Expense	$3.3 million compared to $7.3 million
Gain on Sale of Business	$176.2 million gain on sale of Mavely
Other Expense	$28.4 million compared to $0.4 million • Reflects $28.1 million unrealized loss on investment
Income Tax Rate	20.1% or 41.9% excluding Mavely gain and other charges compared to 148.4% or 48.5% excluding restructuring charges
EPS	$2.14 or $0.23 excluding Mavely gain and other charges compared to $(0.01) or $0.09 excluding restructuring charges

Stockholder Value

Dividend Payments	$3.0 million
Stock Repurchases	$5.0 million • $157.4 million remaining in authorization

Q2 and Full-year 2025 Outlook

Q2 2025 Revenue	$355 to $390 million; (19)% to (11)% or (17)% to (9)% excluding Mavely 2024 revenue • Approximately (3) to (2)% FX impact
Q2 2025 EPS	$ 0.20 to $0.30
2025 Revenue	$1.48 to $1.62 billion; (15)% to (6)% or (11)% to (3)% excluding Mavely 2024 revenue • Approximately (3)% FX impact
2025 EPS	$2.80 to $3.20 or $0.90 to $1.30 excluding Mavely gain and other charges

Nu Skin Enterprises Reports First Quarter 2025 Financial Results	page 3
“In addition to delivering on revenue and adjusted earnings, we saw encouraging improvement in core Nu Skin operating margin, driven by ongoing cost efficiency initiatives across every segment,” said James D. Thomas, chief financial officer. “We also made meaningful progress in strengthening our balance sheet by reducing outstanding debt by $155 million, achieving our lowest debt level in more than 10 years. In addition, we returned $8 million to shareholders — $3 million in the form of dividends and $5 million via share repurchases. While macroeconomic uncertainty around trade tensions and tariffs continues to impact visibility, we are maintaining our adjusted annual guidance as we closely monitor developments throughout the remainder of 2025. For the second quarter, we project revenue between $355 million and $390 million, with earnings per share in the range of $0.20 to $0.30.”

Conference Call

The Nu Skin Enterprises management team will host a conference call with the investment community today at 5 p.m. (ET). Those wishing to access the webcast, as well as the financial information presented during the call, can visit the Investor Relations page on the company's website at ir.nuskin.com. A replay of the webcast will be available on the same page through May 22, 2025.

About Nu Skin Enterprises Inc.

The Nu Skin Enterprises Inc. (NYSE: NUS) family of companies includes Nu Skin and Rhyz Inc. Nu Skin is an integrated beauty and wellness company, powered by a dynamic affiliate opportunity platform, which operates in nearly 50 markets worldwide. Backed by 40 years of scientific research, the company’s products help people look, feel and live their best with brands including Nu Skin® personal care, Pharmanex® nutrition and ageLOC® anti-aging, which includes an award-winning line of beauty device systems. Formed in 2018, Rhyz is a synergistic ecosystem of consumer, technology and manufacturing companies focused on innovation within the beauty, wellness and lifestyle categories.

Important Information Regarding Forward-Looking Statements: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that represent the company’s current expectations and beliefs. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws and include, but are not limited to, statements of management’s expectations regarding the macro environment and the company’s performance, growth and growth opportunities, shareholder value, product previews and launches, investments, initiatives, and new market expansion; projections regarding revenue, expenses, margins, tax rates, earnings per share, foreign currency fluctuations, uses of cash, financial position and other financial items; statements of belief; and statements of assumptions underlying any of the foregoing. In some cases, you can identify these statements by forward-looking words such as “believe,” “expect,” “anticipate,” “accelerate,” “project,” “vision,” “remain,” “continue,” “outlook,” “guidance,” “improve,” “will,” “would,” “could,” “may,” “might,” the negative of these words and other similar words.

Nu Skin Enterprises Reports First Quarter 2025 Financial Results	page 4
The forward-looking statements and related assumptions involve risks and uncertainties that could cause actual results and outcomes to differ materially from any forward-looking statements or views expressed herein. These risks and uncertainties include, but are not limited to, the following:

•	any failure of current or planned initiatives or products to generate interest among the company’s sales force and customers and generate sponsoring and selling activities on a sustained basis;
•
risk that direct selling laws and regulations in any of the company’s markets, including the United States and Mainland China, may be modified, interpreted or enforced in a manner that results in negative changes to the company’s business model or negatively impacts its revenue, sales force or business, including through the interruption of sales activities, loss of licenses, increased scrutiny of sales force actions, imposition of fines, or any other adverse actions or events;

•	economic conditions and events globally;
•
the company’s future tax-planning initiatives, any prospective or retrospective increases in duties or tariffs on the company’s products imported into the company’s markets, and any adverse results of tax audits or unfavorable changes to tax laws in the company’s various markets;

•	competitive pressures in the company’s markets;
•	risk that epidemics or other crises, as well as any related disruptions, could negatively impact our business;
•	adverse publicity related to the company’s business, products, industry or any legal actions or complaints by the company’s sales force or others;
•	political, legal, tax and regulatory uncertainties, including trade policies, associated with operating in Mainland China and other international markets;
•	uncertainty regarding meeting restrictions and other government scrutiny in Mainland China, as well as negative media and consumer sentiment in Mainland China on our business operations and results;
•	risk of foreign-currency fluctuations and the currency translation impact on the company’s business associated with these fluctuations;
•	uncertainties regarding the future financial performance of the businesses the company has acquired;
•
risks related to accurately predicting, delivering or maintaining sufficient quantities of products to support planned initiatives or launch strategies, and increased risk of inventory write-offs if the company over-forecasts demand for a product or changes its planned initiatives or launch strategies; and

•
regulatory risks associated with the company’s products, which could require the company to modify its claims or inhibit its ability to import or continue selling a product in a market if the product is determined to be a medical device or if the company is unable to register the product in a timely manner under applicable regulatory requirements.

The company’s financial performance and the forward-looking statements contained herein are further qualified by a detailed discussion of associated risks set forth in the documents filed by the company with the Securities and Exchange Commission. The forward-looking statements set forth the company’s beliefs as of the date that such information was first provided, and the company assumes no duty to update the forward-looking statements contained in this release to reflect any change except as required by law.

Non-GAAP Financial Measures: Constant-currency revenue change is a non-GAAP financial measure that removes the impact of fluctuations in foreign-currency exchange rates, thereby facilitating period-to-period comparisons of the company’s performance. It is calculated by translating the current period’s revenue at the same average exchange rates in effect during the applicable prior-year period and then comparing that amount to the prior-year period’s revenue. The company believes that constant-currency revenue change is useful to investors, lenders and analysts because such information enables them to gauge the impact of foreign-currency fluctuations on the company’s revenue from period to period.

Nu Skin Enterprises Reports First Quarter 2025 Financial Results	page 5
Earnings per share, general & administrative expenses, operating margin and income tax rate, each excluding the gain from the Mavely sale, restructuring charges, impairment charges, and/or other charges, as well as revenue growth rate excluding Mavely 2024 revenue, also are non-GAAP financial measures.

•	Restructuring charges and impairment charges are not part of the ongoing operations of our underlying business;
•	Mavely revenue is no longer included in our operations following our sale of this business on January 2, 2025; and
•	the gain from the Mavely sale and the other charges incurred in connection with this sale that have been excluded in the non-GAAP financial measures are not typical for our ongoing operations.

The company believes that these non-GAAP financial measures are useful to investors, lenders and analysts because removing the impact of these items facilitates period-to-period comparisons of the company’s performance. Please see the reconciliations of these items to our earnings per share, general & administrative expenses, operating margin, income tax rate and revenue growth rate calculated under GAAP, below.

The following table sets forth revenue for the three-month periods ended March 31, 2025, and 2024 for each of our reportable segments (U.S. dollars in thousands):

	Three Months Ended March 31,			Constant-Currency
	2025	2024	Change	Change
Nu Skin
Americas	$69,058	$75,031	(8.0)%	(1.3)%
Southeast Asia/Pacific	52,172	60,065	(13.1)%	(12.0)%
Mainland China	47,775	61,067	(21.8)%	(20.6)%
Japan	42,765	44,236	(3.3)%	(0.8)%
Europe & Africa	33,021	42,273	(21.9)%	(19.5)%
South Korea	32,515	40,963	(20.6)%	(13.3)%
Hong Kong/Taiwan	28,447	30,466	(6.6)%	(4.0)%
Other	529	672	(21.3)%	(21.3)%
Total Nu Skin	306,282	354,773	(13.7)%	(10.2)%
Rhyz
Manufacturing	55,290	50,302	9.9%	9.9%
Rhyz other	2,918	12,231	(76.1)%	(76.1)%
Total Rhyz	58,208	62,533	(6.9)%	(6.9)%
Total	$364,490	$417,306	(12.7)%	(9.7)%

Nu Skin Enterprises Reports First Quarter 2025 Financial Results	page 6
The following table provides information concerning the number of Customers, Paid Affiliates and Sales Leaders in our core Nu Skin business for the three-month periods ended March 31, 2025, and 2024:

	Three Months Ended March 31,
	2025	2024	Change
Customers
Americas	227,514	199,399	14%
Southeast Asia/Pacific	74,584	93,411	(20)%
Mainland China	122,474	162,239	(25)%
Japan	107,742	108,808	(1)%
Europe & Africa	130,154	163,481	(20)%
South Korea	71,721	100,230	(28)%
Hong Kong/Taiwan	42,523	47,693	(11)%
Total Customers	776,712	875,261	(11)%
Paid Affiliates
Americas	26,936	29,081	(7)%
Southeast Asia/Pacific	22,296	29,778	(25)%
Mainland China	19,859	24,405	(19)%
Japan	21,073	21,679	(3)%
Europe & Africa	15,184	18,313	(17)%
South Korea	16,548	20,594	(20)%
Hong Kong/Taiwan	9,622	10,321	(7)%
Total Paid Affiliates	131,518	154,171	(15)%

Sales Leaders
Americas	6,174	6,616	(7)%
Southeast Asia/Pacific	4,542	5,570	(18)%
Mainland China	6,214	9,600	(35)%
Japan	6,210	6,385	(3)%
Europe & Africa	2,839	3,715	(24)%
South Korea	2,850	4,122	(31)%
Hong Kong/Taiwan	2,207	2,601	(15)%
Total Sales Leaders	31,036	38,609	(20)%

●
“Customers” are persons who have purchased directly from the Company during the three months ended as of the date indicated. Our Customer numbers include members of our sales force who made such a purchase, including Paid Affiliates and those who qualify as Sales Leaders, but they do not include consumers who purchase directly from members of our sales force.

●
“Paid Affiliates” are any Brand Affiliates, as well as members of our sales force in Mainland China, who earned sales compensation during the three-month period. In all of our markets besides Mainland China, we refer to members of our independent sales force as “Brand Affiliates” because their primary role is to promote our brand and products through their personal social networks.

●
“Sales Leaders” are the three-month average of our monthly Brand Affiliates, as well as sales employees and independent marketers in Mainland China, who achieved certain qualification requirements as of the end of each month of the quarter.

Nu Skin Enterprises Reports First Quarter 2025 Financial Results	page 7
NU SKIN ENTERPRISES, INC.
Consolidated Statements of Income (Unaudited)
(U.S. dollars in thousands, except per share amounts)

	Three Months Ended March 31,
	2025	2024
Revenue	$364,490	$417,306
Cost of sales	117,529	123,242
Gross profit	246,961	294,064

Operating expenses:
Selling expenses	118,546	153,542
General and administrative expenses	113,204	124,566
Restructuring and impairment expenses	25,114	7,134
Total operating expenses	256,864	285,242

Operating income (loss)	(9,903)	8,822
Interest expense	3,283	7,325
Gain on sale of business	176,162	—
Other expense, net	(28,375)	(396)

Income before provision for income taxes	134,601	1,101
Provision for income taxes	27,086	1,634

Net income (loss)	$107,515	$(533)

Net income (loss) per share:
Basic	$2.16	$(0.01)
Diluted	$2.14	$(0.01)

Weighted-average common shares outstanding (000s):
Basic	49,764	49,538
Diluted	50,328	49,538

Nu Skin Enterprises Reports First Quarter 2025 Financial Results	page 8
NU SKIN ENTERPRISES, INC.
Consolidated Balance Sheets (Unaudited)
(U.S. dollars in thousands)

	March 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$203,770	$186,883
Current investments	9,781	11,111
Accounts receivable, net	56,576	50,784
Inventories, net	188,776	190,242
Prepaid expenses and other	65,954	72,643
Current assets held for sale	—	26,936
Total current assets	524,857	538,599

Property and equipment, net	380,067	379,595
Operating lease right-of-use assets	79,389	72,605
Goodwill	83,625	83,625
Other intangible assets, net	47,554	74,278
Other assets	275,919	298,008
Long-term assets held for sale	—	22,204
Total assets	$1,391,411	$1,468,914

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$33,590	$34,880
Accrued expenses	206,710	217,808
Current portion of long-term debt	20,000	30,000
Current liabilities held for sale	—	13,919
Total current liabilities	260,300	296,607

Operating lease liabilities	61,949	58,439
Long-term debt	218,757	363,613
Other liabilities	96,436	97,475
Long-term liabilities held for sale	—	1,325
Total liabilities	637,442	817,459

Commitments and contingencies

Stockholders’ equity:
Class A common stock – 500 million shares authorized, $0.001 par value, 90.6 million shares issued	91	91
Additional paid-in capital	623,477	627,787
Treasury stock, at cost – 41.2 million and 40.8 million shares	(1,562,211)	(1,563,614)
Accumulated other comprehensive loss	(123,850)	(124,758)
Retained earnings	1,8416,462	1,711,949
Total stockholders' equity	753,969	651,455
Total liabilities and stockholders’ equity	$1,391,411	$1,468,914

Nu Skin Enterprises Reports First Quarter 2025 Financial Results	page 9
NU SKIN ENTERPRISES, INC.
Reconciliation of General and Administrative Expenses Excluding Certain Charges to GAAP General and Administrative Expenses
(in thousands, except for per share amounts)

	Three months ended March 31,
	2025	2024
General and administrative expenses	$113,204	$124,566
Impact of other charges(1)	(7,966)	-
Adjusted general and administrative expenses	$105,238	$124,566

General and administrative expenses as a percentage of revenue	31.1%	29.9%
General and administrative expenses as a percentage of revenue, excluding certain charges	28.9%	29.9%

Revenue	$364,490	$417,306

(1) Other charges for the first quarter of 2025 consist of expenses incurred in connection with the Mavely sale, including $2.7 million of transaction bonuses for certain employees and $5.2 million of equity compensation as a result of the vesting of the Mavely profits interest units.

NU SKIN ENTERPRISES, INC.
Reconciliation of Operating Margin Excluding Certain Charges to GAAP Operating Margin
(in thousands, except for per share amounts)

	Three months ended March 31,
	2025	2024
Operating Income (loss)	$(9,903)	$8,822
Impact of other charges(1)	7,966	-
Impact of restructuring and impairment	25,114	7,134
Adjusted operating income	$23,177	$15,956

Operating margin	(2.7)%	2.1%
Operating margin, excluding certain charges	6.4%	3.8%

Revenue	$364,490	$417,306

Nu Skin Enterprises Reports First Quarter 2025 Financial Results	page 10
NU SKIN ENTERPRISES, INC.
Reconciliation of Effective Tax Rate Excluding Impact of Mavely Gain and Certain Charges to GAAP Effective Tax Rate
(in thousands, except for per share amounts)

	Three months ended March 31,
	2025	2024
Provision for income taxes	$27,086	$1,634
Impact of other charges(1) on provision for income taxes	725	-
Impact of restructuring and impairment on provision for income taxes	5,433	2,356
Impact of gain on Mavely sale on provision for income taxes	(31,104)
Impact of unrealized investment loss on provision for income taxes	6,074	-
Provision for income taxes, excluding impact of Mavely gain and certain charges	$8,214	$3,990

Income before provision for income taxes	134,601	1,101
Impact of other charges(1)	7,966	-
Impact of restructuring and impairment expense:	25,114	7,134
Impact of gain on Mavely sale	(176,162)	-
Impact of unrealized investment loss	28,077	-
Income before provision for income taxes, excluding impact of certain charges	$19,596	$8,235

Effective tax rate	20.1%	148.4%
Effective tax rate, excluding impact of certain charges	41.9%	48.5%

Nu Skin Enterprises Reports First Quarter 2025 Financial Results	page 11
NU SKIN ENTERPRISES, INC.
Reconciliation of Earnings Per Share Excluding Impact of Mavely Gain and Certain Charges to GAAP Earnings Per Share
(in thousands, except for per share amounts)

	Three months ended March 31,
	2025	2024
Net income (loss)	$107,515	$(533)
Impact of other charges
Other charges(1)	7,966	-
Tax impact	(725)	-
Impact of restructuring and impairment expense:
Restructuring and impairment	25,114	7,134
Tax impact	(5,433)	(2,356)
Impact of gain on Mavely sale
Gain on Mavely sale	(176,162)	-
Tax impact	31,104	-
Impact of unrealized investment loss
Unrealized investment loss	28,077	-
Tax impact	(6,074)	-
Adjusted net income	$11,382	$4,245

Diluted earnings per share	$2.14	$(0.01)
Diluted earnings per share, excluding restructuring impact	$0.23	$0.09

Weighted-average common shares outstanding (000)	50,328	49,538

Nu Skin Enterprises Reports First Quarter 2025 Financial Results	page 12
NU SKIN ENTERPRISES, INC.
Reconciliation of Earnings Per Share Excluding Impact of Restructuring to GAAP Earnings
Per Share

	Year ended December 31, 2025
	Low end	High end
Earnings Per Share	$2.80	$3.20
Impact of other charges
Other charges(1)	0.16	0.16
Tax impact	(0.01)	(0.01)
Impact of restructuring and impairment expense:
Restructuring and impairment	0.50	0.50
Tax impact	(0.11)	(0.11)
Impact of gain on Mavely sale
Gain on Mavely sale	(3.50)	(3.50)
Tax impact	0.62	0.62
Impact of unrealized investment loss
Unrealized investment loss	0.56	0.56
Tax impact	(0.12)	(0.12)
Adjusted EPS	$0.90	$1.30

NU SKIN ENTERPRISES, INC.
Reconciliation of Revenue Growth Rates Excluding Mavely to GAAP Revenue Growth Rates
(in thousands)

	Three months ended June 30, 2025		Year ended December 31, 2025
	Low end	High end	Low end	High end
2024 Revenue	$439,081	$439,081	$1,732,084	$1,732,084
Less: Mavely 2024 Revenue	12,007	12,007	69,620	69,620
Adjusted 2024 Revenue	$427,074	$427,074	$1,662,464	$1,662,464

Revenue Growth Rate	(19)%	(11)%	(15)%	(6)%
Revenue Growth Rate, excluding Mavely	(17)%	(9)%	(11)%	(3)%

2025 Forecasted Revenue	$355,000	$390,000	$1,480,000	$1,620,000

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CONTACTS:
Media: media@nuskin.com, (801) 345-6397
Investors: investorrelations@nuskin.com, (801) 345-3577